Exhibit 8.1

List of Subsidiaries

Subsidiaries of the Registrant:

Name	Place of Incorporation
Aero Biotech Science & Technology Co., Ltd	PRC
Agria Group Ltd	British Virgin Islands
China Victory International Holdings Limited	Hong Kong
Agria Brother Biotech (Shenzhen) Co., Ltd.	PRC
Agria Biotech Overseas Ltd	Hong Kong
Agria Asia Investment Ltd. (formerly Southrich Limited)	British Virgin Islands
Agria (Singapore) Pte. Ltd	British Virgin Islands
Agria Corporation (New Zealand) Ltd	New Zealand
PGG Wrightson Limited	New Zealand
Agriculture New Zealand Limited	New Zealand
Agri-Feeds Limited	New Zealand
AgriTech South America Limited (formerly PGG Wrightson Investment Limited)	New Zealand
Grasslands Innovation Limited	New Zealand
PGG Wrightson Consortia Research Limited	New Zealand
PGG Wrightson Employee Benefits Plan Trustee Limited	New Zealand
PGW AgriTech Holdings Limited	New Zealand
PGW Rural Capital Limited	New Zealand
PGW AgriTech New Zealand Limited	New Zealand
AgriServices South America Limited	New Zealand
PGG Wrightson Real Estate Limited	New Zealand
PGG Wrightson Seeds Limited	New Zealand
PGG Wrightson Trustee Limited	New Zealand
PGW Corporate Trustee Limited	New Zealand
Agricom Limited	New Zealand
PGG Wrightson Genomics Limited	New Zealand
PGG Wrightson Wool Limited	New Zealand
Wrightson Seeds Limited	New Zealand
New Zealand Wool Handlers Limited	New Zealand
Bloch & Behrens Wool (NZ) Limited	New Zealand
PGG Wrightson Employee Benefits Plan Limited	New Zealand
PGW AgriTech Australia Pty Limited	Australia
PGG AgriServices Australia Pty Limited (formerly PGG Wrightson Real Estate Australia Pty Limited)	Australia
PGG Wrightson Seeds (Australia) Pty Limited	Australia
AusWest Seeds Pty Limited	Australia
Stephen Pasture Seeds Pty Limited	Australia
Agricom Australia Seeds Pty Limited	Australia
Agricom Australia Pty Limited	Australia

Name	Place of Incorporation
Juzay S.A.	Uruguay
Wrightson Pas S.A. Limited	Uruguay
PGG Wrightson Uruguay Limited	Uruguay
PGW AgriTech South America SA	Uruguay
Hunker S.A. (t/a Rural Centre)	Uruguay
Lanelle S.A. (t/a Riegoriental)	Uruguay
Afinlux S.A. (t/a Romualdo Rodriguez)	Uruguay
Idogal S.A. (t/a Veterinaria Lasplaces)	Uruguay
Agrosan S.A.	Uruguay
Kroslyn SA Limited	Uruguay
Guarneri y Ghilino Ltda	Uruguay
Escritorio Romualdo Rodriguez Ltda	Uruguay
Alfalfares S.R.L.	Argentina
NZ Ruralco Participacoes Ltda	Brazil

Variable interest entities of the Registrant and their consolidated subsidiaries:

Name	Place of Incorporation
Shenzhen Guanli Agricultural Technology Co., Ltd.	PRC
Agria NKY Seeds Co., Ltd. (formerly Beijing NKY Seeds International Co., Ltd.)	PRC
Agria Asia International Ltd	Hong Kong
Shenzhen Agria Agricultural Co., Ltd	PRC
Shenzhen Zhongyuan Agriculture Co., Ltd.	PRC
Agria Hong Kong Ltd	Hong Kong
Tianjin Beiao Seed Technology Development Co Ltd	PRC
Wuwei NKY Seeds Co., Ltd.	PRC
Shanxi Jufeng Seeds Co Ltd	PRC
Wuwei Ganxin Seeds Co., Ltd	PRC
Zhuhai Agria NKY Seeds Co., Ltd	PRC
Beijing Zhongnong Seed Industry Co., Ltd	PRC

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